UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2017

NEXPOINT RESIDENTIAL TRUST, INC.

(Exact Name Of Registrant As Specified In Charter)

Maryland	001-36663	47-1881359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 30, 2017, NexPoint Residential Trust, Inc. (the “Company”), through its operating partnership, NexPoint Residential Trust Operating Partnership, L.P. (“NXRT OP”), acquired a property in Marietta, Georgia from an unaffiliated third-party for approximately $113.5 million. The property, Rockledge – A Residential Resort (“Rockledge”) totals 708 apartment units situated on 78.1 acres of contiguous land situated within Atlanta’s second largest Class A Office submarket (Cumberland/Galleria), approximately one mile from the new Atlanta Braves stadium (Sun Trust Park), with direct access to the Chattahoochee River National Recreation Area. Originally developed in three phases by Post Properties, the community had average monthly rents of $1,153 and 93.6% physical occupancy at acquisition.

The Rockledge acquisition was structured as a reverse 1031 exchange to facilitate the Company’s continued plan to recycle capital in a tax efficient manner from dispositions of its rehabbed assets into well-located, “covered-land” assets with value-add potential in the Company’s core target markets. The Company funded the purchase price with cash on hand, and borrowings of approximately $113.5 million under the 2016 Bridge Facility with KeyBank National Association, as amended on June 30, 2017, and a new first mortgage with the Federal Home Loan Mortgage Corporation (“Freddie Mac”), which the Company entered into, through NXRT OP, on June 30, 2017. Following the completion of the reverse 1031 exchange, management expects the Rockledge loan-to-value ratio to stabilize at approximately 55%.

Additional information can be found on the Company’s website at www.nexpointliving.com, including a presentation that discusses the rationale and details of the transactions discussed above. More information will be provided on how these transactions impact the Company’s earnings for the remainder of 2017 and into 2018 when the Company releases earnings for the second quarter of 2017. Information contained on our website is not incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report is incorporated into this Item 2.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements. The financial information relating to Rockledge required under Rule 3-14 of Regulation S-X will be filed by an amendment to this report no later than September 18, 2017, which is the first business day that is 71 calendar days from the date that this report must be filed.

(b) Pro Forma Financial Information. The pro forma financial information required under Article 11 of Regulation S-X will be filed by an amendment to this report no later than September 18, 2017, which is the first business day that is 71 calendar days from the date that this report must be filed.

(d) Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT RESIDENTIAL TRUST, INC.

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance and Treasurer

Date: July 7, 2017